EXHIBIT 99.1

VolitionRx Limited Announces Full Fiscal Year 2023 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Tuesday, March 26 at 8:30 a.m. U.S. Eastern Time

Henderson, Nevada, March 25, 2024 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national epigenetics company, today announced financial results and a business update for the full fiscal year ended December 31, 2023. Volition management will host a conference call tomorrow, March 26 at 8:30 a.m. U.S. Eastern Time to discuss these results. Conference call details can be found below.

A video featuring members of Volition's Executive team.

https://youtu.be/AP-XVZE-biw

Cameron Reynolds, President and Group Chief Executive Officer of Volition said: “2023 was certainly transformational for Volition and a year we can look back on with pride. The commercialization of our Nu.Q® Vet Cancer Test within the companion animal healthcare sector resulted in kits and components for over 58,000 tests being sold in 2023 and has led to agreements with several new global and regional partners including, last week, with Fujifilm Vet Systems, Japan’s leading veterinary diagnostic service provider. Looking just around the corner, the Nu.Q® Vet Cancer Test will soon be available as an in-house diagnostic test through Heska Corporation, an Antech company.

“I am very happy with the progress made in our Nu.Q® NETs pillar and in particular in determining our regulatory pathway forward with the U.S. FDA - a key milestone for the company - and in having a number of large-scale clinical studies due for publication later this year.

“I am also absolutely delighted with our breakthrough cancer detection method, Capture-PCR™, for which we presented a poster at the annual congress of the European Society for Medical Oncology (ESMO) in the fourth quarter of 2023. We believe that this is a true breakthrough moment – the first reported physical isolation of a class of tumor-derived ctDNA fragments from blood.

“We are focused on getting each of our several pillars of focus to support itself, either through product revenues, milestone payments, out-licensing or other non-dilutive funding in the coming year, as we have achieved in our Vet pillar. This is to ensure as little dilution as possible to reach profitability as a company.

“We have had a busy start to 2024 and look forward to delivering on some exciting milestones ahead, in particular publishing new data for Nu.Q® NETs and for our potential breakthrough cancer detection method, Capture-PCR™.”

Financial Highlights

•	Cash and cash equivalents as of December 31, 2023, totaled approximately $20.7 million as compared to $10.9 million as of December 31, 2022.
•	Recorded approximately $775,000 in revenue in 2023, up 153% over the prior year.
•	Received $13.0 million in milestone payments from Heska Corporation in December 2023.
•	Net cash used in operating activities was $18.1 million for the full year.

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Event: VolitionRx Limited Fourth Quarter and Full Year 2023 Earnings and Business Update Conference Call

Date: Tuesday, March 26, 2024

Time: 8:30 a.m. U.S. Eastern Time

U.S. & Canada Dial-in: 1-877-407-9716 (toll free)

U.K. Dial-in: 0 800 756 3429 (toll free)

Toll/International: 1-201-493-6779

Conference ID: 13745274

Cameron Reynolds, President and Group Chief Executive Officer of Volition, will host the call along with Terig Hughes, Group Chief Financial Officer, Dr. Tom Butera, Chief Executive Officer of Volition Veterinary Diagnostics Development LLC, Dr. Andrew Retter, Chief Medical Officer of Volition and Louise Batchelor, Group Chief Marketing & Communications Officer. The call will provide an update on important events which have taken place in the fourth quarter and full year of 2023 and upcoming milestones.

A live audio webcast of the conference call will also be available on the investor relations page of Volition’s corporate website at https://ir.volition.com. In addition, a telephone replay of the call will be available until April 9, 2024. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 13745274.

About Volition

Volition is a multi-national epigenetics company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help diagnose and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early diagnosis and monitoring have the potential not only to prolong the life of patients, but also improve their quality of life.

Volition's research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and additional offices in London and Singapore.

The contents found at Volition's website address are not incorporated by reference into this document and should not be considered part of this document. Such website address is included in this document as an inactive textual reference only.

Media Enquiries:

Louise Batchelor/Debra Daglish, Volition, mediarelations@volition.com +44 (0)7557 774620

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Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, the timing, completion and delivery of data from clinical studies, the timing of publications, the effectiveness and availability of Volition’s blood-based diagnostic, prognostic and disease monitoring tests, and Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer and other diseases as well as serving as a diagnostic, prognostic or disease monitoring tools for such diseases. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic, prognostic or disease monitoring products Volition might develop; Volition’s failure to secure adequate intellectual property protection; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring market and its rapid technological change; downturns in domestic and foreign economies; and other risks identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Pursuant to the disclosure requirements of the NYSE American Company Guide Section 610(b), Volition is reporting that its audited consolidated financial statements for the fiscal year ended December 31, 2023, included in Volition’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2024, contains an audit opinion from its independent registered public accounting firm that includes an explanatory paragraph related to Volition’s ability to continue as a going concern. This announcement does not represent any change or amendment to Volition’s financial statements or to its Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Nucleosomics™, Capture-PCR™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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